Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 13, 2018, in Amendment No.1 to the Registration Statement (Form F-1 No. 333-229083) and related Prospectus of Cellect Biotechnology Ltd. (formerly: Cellect Biomed Ltd.)

/s/ KOST FORER GABBAY & KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
January 24, 2019	A Member of Ernst & Young Global